UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 8, 2013

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page
Item 8.01. – Other Events	3
Signature	4

Item 8.01.    Other Events.

Culp, Inc. (“Culp”) has entered into an asset purchase and consulting agreement with Bodet & Horst GmbH & Co. KG and certain of its affiliates (“B&H”) that provides for, among other things, the purchase of certain assets from B&H by Culp and the restructuring of existing consulting and non-compete arrangements between Culp and B&H.  Pursuant to the agreement, Culp has agreed to purchase certain equipment currently being used by B&H in its operations.  Culp and B&H agreed to replace the previously disclosed agreement between them that prevented Culp from selling certain mattress fabrics and products to a leading manufacturer, such that Culp will now be allowed to make such sales.  In addition, the current consulting and noncompete arrangement between B&H and Culp, under which B&H and affiliates agreed not to sell most mattress fabrics in North America, is replaced, expanded and extended pursuant to the new asset purchase and consulting agreement.  Financial terms of the agreement have not been disclosed, but are not material to Culp and its financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 14, 2013

Culp, Inc.

		By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer

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